UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

ANDREA ELECTRONICS
CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Johnson Avenue Suite 1B, Bohemia, New York 11716
(Address of principal executive offices) (Zip Code)

(631) 719-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) was held on October 6, 2016.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The following individuals were elected as directors, to serve until the next annual meeting of stockholders by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Douglas J. Andrea	14,576,535	14,863,531	26,496,485
Gary A. Jones	14,547,175	14,892,891	26,496,485
Louis Libin	14,647,115	14,792,951	26,496,485
Joseph J. Migliozzi	14,666,175	14,773,891	26,496,485
Jonathan D. Spaet	14,647,175	14,792,891	26,496,485

2.	The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
52,661,561	2,453,769	821,221

There were no broker non-votes on the proposal.

3.	The vote on the non-binding resolution to approve the compensation of the named executive officers was as follows:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
13,131,554	15,545,126	763,386	26,496,485

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: October 11, 2016	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer